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DESIREE M. FRANKLIN
DIRECT DIAL:  (901) 577-2310
INTERNET ADDRESS: dfranklin@bdbc.com

                                  May 21, 1999



Securities and Exchange Commission
450 Fifth Street NW
Washington, DC  20549

     Re: FIRST FUNDS (THE TRUST): GROWTH AND INCOME PORTFOLIO; CAPITAL APPRECIATION PORTFOLIO; AND TENNESSEE TAX-FREE PORTFOLIO (EACH, A PORTFOLIO)

     Post-Effective Amendment No. 17

Dear Sirs:

     We serve as counsel to the above-referenced Trust. The Post Effective Amendment No. 17 ("Amendment") was prepared by ALPS Mutual Fund Services, Inc. ("ALPS"), the Trust's Administrator, and, as stated in the covering letter to the Amendment, is being filed pursuant to Paragraph (a) of Rule 485 under the Securities Act of 1933 for the principal purposes of adding Class IV shares to the Growth & Income, Capital Appreciation and Tennessee Tax-Free Portfolios and complying with the Commissions new "Plain English" disclosure requirements.

     We consent to the use of our name in the Registration Statement or elsewhere it may appear.

                                          Very truly yours,

                                          Baker Donelson Bearman & Caldwell